EXHIBIT 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L  G R O U P ,  I N C .

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP PRESENTS AT WACHOVIA CONSUMER GROWTH CONFERENCE

LEBANON, Tenn. – October 7, 2008 – CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in the Wachovia Consumer Growth Conference to be held in New York City at the New York Palace Hotel.  The Company’s presentation will begin at 1:30 p.m. Eastern Time on Tuesday, October 14, 2008.  Chairman, President and Chief Executive Officer Michael A. Woodhouse will be speaking at the conference.

The live broadcast of the presentation at the Wachovia Conference will be available on-line in the Events area of the Company’s website at investor.cbrlgroup.com.  An on-line replay of the webcast will be available for two weeks afterward.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 579 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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